LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), dated as of July 9, 2009, by and between Suspect Detection Systems Inc., a Delaware corporation (the “Company”), and NG-The Northern Group LP (the "Investor").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, the Investor agrees as follows:

1.           Background.    As a condition to the exchange by the Investor of all its shares of ordinary stock in Suspect Detection Systems, Ltd. for 3,199,891 shares of common stock of the Company (the “Shares”), the Investor hereby agrees that the shares of the Common Stock of the Company (“Common Stock”) received by the Investor shall be subject to the terms and conditions of this Agreement.

2.           Share Restriction.

a.           Investor hereby agrees that during the period commencing on the date hereof and continuing until the one (1) year anniversary of the date hereof (the “Restriction Period”), Investor will not, directly or indirectly, offer, sell, assign, gift, transfer, grant a participation in, pledge, or otherwise dispose or encumber or agree to dispose or encumber in any manner any share of Common Stock.  Any attempt by Investor to transfer or encumber any of its Common Stock in violation of the terms of this Agreement shall be void and ineffective.  Investor further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Investor in violation of this Agreement.

b.           Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Investor during the Restriction Period will be subject to the provisions of this Agreement.

c.           Notwithstanding the foregoing restrictions on transfer, the Investor may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Investor, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Investor is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin. As a condition to any transferee receiving the Common Stock pursuant to this section, such transferee shall execute this Agreement so that the transferee is expressly bound by the terms and conditions hereof.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement Investor will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Investor resides and federal securities laws may apply.  Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c.           This Agreement contains the entire agreement of the Investor with respect to the subject matter hereof.

d.           This Agreement shall be binding upon Investor, its legal representatives, heirs, successors and assigns.

e.           This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f.           The Company and Investor agree not to take any action or allow any act to be taken which would be inconsistent with this Agreement nor to amend or terminate this Agreement.

g.           The current officers and directors of the Company are third party beneficiaries of this Agreement, with right of enforcement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Investor has executed this Agreement as of the day and year first above written.

SUSPECT DETECTION SYSTEMS INC.

By: /s/ Asher Zwebner
Name: Asher Zwebner
Title: CFO and Interim CEO

NG – The Northern Group LP

By: /s/ Amiram Levin
Name: Amiram Levin
Title: Chief Executive Officer